UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder:
You are cordially invited to attend the special meeting (the “Special Meeting”) of the stockholders of Business Development Corporation of America to be held on January 11, 2019, at 11:00 a.m. at the Harmonie Club, 4 East 60th Street, New York, New York 10022.
On October 25, 2018, the Company announced that Benefit Street Partners L.L.C. (“BSP”) entered into a definitive agreement with Franklin Resources, Inc. and Templeton International, Inc. (collectively, “Franklin Templeton”), whereby Franklin Templeton would acquire BSP (the “Transaction”), including BSP’s 100% ownership interest in BDCA Adviser, LLC (the “Adviser”). All investment professionals currently managing the Company and its investments, and all members of the BSP’s Investment Committee are expected to maintain their current responsibilities after the Transaction.
The Company believes that Franklin Templeton’s pedigree, global reach and extensive investment capabilities will provide BDCA with increased resources and investment opportunities.
Due to the change of control of BSP, if the Transaction is consummated, it will result in an assignment of the current investment advisory agreement between the Company and the Adviser under the Investment Company Act of 1940 and, as a result, the immediate termination of such investment advisory agreement. Since the current investment advisory agreement will terminate upon completion of the Transaction, the shareholders of the Company are being asked to approve a new investment advisory agreement between the Company and the Adviser. All terms will remain unchanged from the current investment advisory agreement.
The Notice of Special Meeting and proxy statement accompanying this letter provide a further outline of the Transaction and the business to be conducted at the meeting.
It is important that your shares be represented at the Special Meeting. If you are a stockholder of record and are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided or, alternatively, by calling the toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares if you are unable to attend the meeting in person. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.
Sincerely yours,
/s/ Richard J. Byrne

Richard J. Byrne
Chairman & Chief Executive Officer

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
9 West 57th Street, 49th Floor, Suite 4920
New York, New York
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 11, 2019
November 5, 2018
To the Stockholders of Business Development Corporation of America:
I am pleased to invite our stockholders (the “Stockholders”) to the Special Meeting of Stockholders (the “Special Meeting”) of Business Development Corporation of America, a Maryland corporation (the “Company”). The Special Meeting will be held on January 11, 2019, at the Harmonie Club, 4 East 60th Street, New York, New York 10022, commencing at 11:00 a.m. (local time). At the Special Meeting, you will be asked to approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and BDCA Adviser, LLC (the “Adviser”) in connection with the sale of Benefit Street Partners L.L.C. (“BSP”), including BSP’s 100% ownership interest in the Adviser, to Franklin Resources, Inc. and Templeton International, Inc. (collectively, “Franklin Templeton”), as more fully described in the enclosed proxy statement (the “Advisory Agreement Proposal”).
Our Board of Directors has fixed the close of business on November 5, 2018 as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.
For further information regarding the matters to be acted upon at the Special Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909.
Regardless of whether you own a few or many shares and whether you plan to attend the Special Meeting in person or not, it is important that your shares be voted on matters that come before the Special Meeting. Your vote is important.
By Order of the Board of Directors,
/s/ Leeor P. Avigdor

Leeor P. Avigdor
Secretary of the Company

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

PROXY STATEMENT	1
INFORMATION ABOUT THE MEETING AND VOTING	2
PROPOSAL NO. 1: TO APPROVE THE NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ADVISER, TO TAKE EFFECT UPON THE CONSUMMATION OF THE TRANSACTION WITH FRANKLIN TEMPLETON	7
PROPOSAL NO. 2: TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING	13
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS	14
OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING	14
FORWARD-LOOKING STATEMENTS	15
INVESTMENT ADVISORY AGREEMENT	16
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BUSINESS DEVELOPMENT CORPORATION OF AMERICA
9 West 57th Street, 49th Floor, Suite 4920
New York, New York
PROXY STATEMENT
The proxy card, together with this proxy statement (this “Proxy Statement”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Business Development Corporation of America, a Maryland corporation (the “Company”), for use at the Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” or “Stockholders” refer to the stockholders of the Company. The mailing address of our principal executive offices is 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019. This Proxy Statement, the proxy card and Notice of Special Meeting have been mailed to the Stockholders of record as of November 5, 2018 on or about November 5, 2018 and been made available on the Internet.
Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholders Meeting To Be Held on January 11, 2019
This Proxy Statement, the Notice of Special Meeting and our 2017 Annual Report are available at:
www.proxyvote.com/BDCA.

INFORMATION ABOUT THE MEETING AND VOTING
What is the date of the Special Meeting and where will it be held?
The Special Meeting will be held on January 11, 2019, commencing at 11:00 a.m. (local time) at the Harmonie Club, 4 East 60th Street, New York, New York 10022.
What will I be voting on at the Special Meeting?
At the Special Meeting, you will be asked to approve a new investment advisory agreement (the “New Advisory Agreement”), between the Company and BDCA Adviser, LLC (the “Adviser”), in connection with the sale of Benefit Street Partners L.L.C. (“BSP”), including BSP’s 100% ownership interest in the Adviser, to Franklin Resources, Inc. and Templeton International, Inc. (collectively, “Franklin Templeton”), all as more fully described in this Proxy Statement (the “Advisory Agreement Proposal”).
Who can vote at the Special Meeting?
The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Special Meeting, or any adjournment or postponement of the Special Meeting, is the close of business on November 5, 2018. As of the record date, approximately 189,956,960 shares of our common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding and entitled to vote at the Special Meeting.
How many votes do I have?
Each share of Common Stock has one vote on each matter considered at the Special Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.
How may I vote?
You may vote in person at the Special Meeting or by proxy. Instructions for in-person voting can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909. The Company’s Stockholders may submit their votes by proxy or by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
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via the Internet at www.proxyvote.com/BDCA at any time prior to 11:59 p.m. Eastern Time on January 10, 2019, and per the instructions provided on the proxy card; or

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by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on January 10, 2019, and per the instructions provided on the proxy card.

For those Stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Special Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Special Meeting. If you attend the Special Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Special Meeting.
What vote is required to approve each item?
New Advisory Agreement Proposal.   Approval of the New Advisory Agreement requires the affirmative vote of the lesser of  (i) 67% or more of the shares of Common Stock present at the Special Meeting and entitled to vote at such meeting if the holders of more than 50% of the outstanding shares of Common Stock are present or represented by proxy at the Special Meeting, and (ii) a majority of the outstanding shares of Common Stock.

Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.   Affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given.
Abstentions.   An abstention will have the effect of a vote against the Advisory Agreement Proposal and will have no effect on the proposal to adjourn the Special Meeting.
Broker Non-Votes.   The proposals are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to the proposals and your shares will not be treated as present at the Special Meeting. Thus, such shares will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Meeting and will have the same effect as a vote against the Advisory Agreement Proposal if the Company does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.
The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Special Meeting other than as set forth in the attached Notice of Special Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.
What is a “broker non-vote”?
A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Special Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.
What if I return my proxy card but do not mark it to show how I am voting?
If the proxy card is signed and returned without any directions given, the shares will be voted as recommended by the Board of Directors.
Why are Stockholders being asked to vote on the New Advisory Agreement?
Stockholders of the Company are being asked to approve the New Advisory Agreement as a result of a change in control of the Adviser. Section 15(a) of the 1940 Act provides that any investment management contract terminates automatically upon on its “assignment.” Section 2(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), provides that the transfer of a controlling interest of an investment advisor, such as will be caused by the sale of BSP, including its 100% ownership interest in the Adviser, to Franklin Templeton constitutes an “assignment.”
The 1940 Act requires that the New Advisory Agreement be approved by the Stockholders in order for it to become effective. The Board was advised of the pending change in control of the Adviser, held a telephonic meeting on October 18, 2018 with senior management of Franklin Templeton to discuss the Transaction and the New Advisory Agreement, and at an in person meeting held on October 22, 2018, it considered whether it would be in the best interests of the Company to approve the New Advisory

Agreement, to take effect upon the consummation of Transaction. At the October 22, 2018 meeting, the Board, including all of the Independent Directors, unanimously approved the New Advisory Agreement and recommended that the New Advisory Agreement be submitted to the Stockholders for approval at the Special Meeting.
Who will be the Company’s investment adviser if the New Advisory Agreement is approved?
If the New Advisory Agreement is approved by the Stockholders, BDCA Adviser, LLC will remain the Company’s investment adviser. For more information on BDCA Adviser, LLC and the New Advisory Agreement, see “Proposal 1 — Advisory Agreement” and Appendix 1.
What are the benefits of the Transaction to the Company and the Stockholders?
In connection with the Transaction, there will be no changes to the senior management team of BSP or the Investment Committee process related to the Company. Operations of the Adviser are expected to be relatively unchanged, as BSP management will continue to dictate the management policies of the Adviser following completion of the Transaction.
In addition, BSP believes the Company and the Stockholders will benefit meaningfully from joining the Franklin Templeton platform. Franklin Resources, Inc. is a publicly traded asset manager with $717.1 billion in assets under management, as of September 30, 2018. Franklin Templeton brings to BSP a globally-recognized brand name, and a platform with over 600 investment professionals and 42 research offices around the world. Franklin Templeton and its predecessors have been engaged in the investment management and related services business since 1947, and will bring industry-wide best practices and experience to BSP.
The Board believes BSP, the Adviser, and the Company will benefit through enhanced investment capabilities by joining a large and powerful platform like Franklin Templeton. Additionally, given Franklin Templeton’s existing research capabilities across geographies, sectors, and products, the Company will have access to additional resources when evaluating investment opportunities.
Upon consummation of the Transaction, key senior management of BSP will continue to operate in the same professional capacity as prior to the Transaction including, Thomas J. Gahan, Chief Executive Officer of BSP, Richard J. Byrne, President of BSP, Michael E. Paasche, a Senior Managing Director of BSP, and Blair D. Faulstich, a Managing Director and Portfolio Manager of BSP.
How will the Transaction affect the Company’s monthly distribution policy?
There is no current intention to change the Company’s distribution policy. To the extent that the Company has net income available for distribution, it intends to continue to make monthly distributions to the Stockholders. The amount of the Company’s distributions, if any, will be determined by its Board. Any distributions to the Company’s the Stockholders will be declared out of assets legally available for distribution.
How will the Transaction affect the Company’s plans regarding a future liquidity event?
The Board continues to believe at this time that a stock exchange listing in which the Company’s stock has an opportunity to trade at a premium to net asset value is likely to be the most favorable liquidity event for Stockholders. BSP continues to optimize the portfolio and will benefit from the resources of Franklin Templeton. We believe an affiliation with Franklin Templeton would be additive to achieving a future successful liquidity event.
How does the Board recommend that I vote with respect to the proposal to approve the New Advisory Agreement?
In evaluating the New Advisory Agreement, the Board reviewed extensive materials furnished by the Adviser. The Board discussed the BSP’s and Franklin Templeton’s philosophies of management, and believes the New Advisory Agreement is in the best interests of the Company and the Stockholders. Please see “What are the benefits of the Transaction to the Company and the Stockholders? Accordingly, after careful consideration, the Board unanimously recommends that you vote “FOR” the proposal to approve the New Advisory Agreement.

What constitutes a “quorum”?
The presence at the Special Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting constitutes a quorum. Shares that abstain will be counted for purposes of determining whether a quorum is present. Broker non-votes are not entitled to vote with respect to the proposal to approve the New Advisory Agreement, thus, will be treated as not present at the Special Meeting and will not be counted for quorum purposes.
Will you incur expenses in soliciting proxies?
No. BSP and Franklin Templeton will each bear 50% of the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card.
Broadridge has been retained to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $459,397 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred by it in connection with its services, all of which will be paid by BSP and Franklin Templeton. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. BSP and Franklin Templeton will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.
As the date of the Special Meeting approaches, certain Stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the Stockholder casting the vote and the voting instructions of the Stockholder are accurately determined.
In all cases where a telephonic vote is solicited, the call is recorded and the Broadridge representative is required to confirm each Stockholder’s full name and address, and the zip code, and to confirm that the Stockholder has received the proxy materials in the mail. If the Stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposals listed on the proxy card and ask for the Stockholder’s instructions on the proposals. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the Stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the Stockholder’s instructions on the card. Within 72 hours, the Stockholder will be sent a letter to confirm his or her vote and to ask the Stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.
What does it mean if I receive more than one proxy card?
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your Stockholder accounts in the future, you should call our Investor Relations department at (844) 785-4393. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a Stockholder.
What if I receive only one set of proxy materials although there are multiple Stockholders at my address?
The U.S. Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more Stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as

“Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each Stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a Stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (844) 785-4393 or by mailing a request to Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: BDCA Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.
Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?
Please call Broadridge, our proxy solicitor, at (855) 486-7909.
Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, or any documents relating to any of our future Stockholder meetings, please contact: Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: BDCA Investor Relations, Telephone: (844) 785-4393, Email: info@bdca.com, website: www.bdcofamerica.com.
Unless specified otherwise, the proxies will be voted “FOR”: (i) the New Advisory Agreement Proposal to Approve the New Advisory Agreement between the Company and the Adviser, to take effect upon consummation of the Transaction with Franklin Templeton; and (ii) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. The proxies also will be voted “FOR” or “AGAINST” such other matters as my properly come before the Special Meeting. Management is not aware of any other matters to be presented for action at the Special Meeting.

PROPOSAL NO. 1: TO APPROVE THE NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ADVISER, TO TAKE EFFECT UPON THE CONSUMMATION OF THE TRANSACTION WITH FRANKLIN TEMPLETON
General
The Adviser was organized as a limited liability company under the Delaware Limited Liability Company on June 15, 2010 and has provided investment management services to the Company since its inception. Subject to the oversight of the Board, the Adviser serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis under the terms of the advisory agreement between the Company and the Adviser, effective November 1, 2016 (“Existing Advisory Agreement”).
The proposal to approve the New Advisory Agreement is the result of a pending change in control of the Adviser. Section 15(a) of the 1940 Act provides that any investment management contract terminates automatically upon its “assignment.” The Adviser is controlled by BSP. The owners of BSP intend to sell BSP, including its controlling stake in the Adviser, to Franklin Templeton (the “Adviser Sale”), which, pursuant to Section 2(a)(4) of the 1940 Act constitutes an “assignment.” The purchase of BSP by Franklin Templeton is conditioned upon, among other things, the Stockholders approving the New Advisory Agreement. If the proposal is not approved, the Transaction will not close and the Company will continue to be managed by the Adviser pursuant to the terms of the Existing Advisory Agreement.
Section 15(f) of the 1940 Act provides a safe harbor for an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of securities or other interest in the investment adviser which results in an assignment of an investment advisory contract with such company, provided that two conditions are satisfied. First, during the three-year period after the sale, at least 75% of the members of the investment company’s board of directors cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser or its predecessor. Second, an “unfair burden” may not be imposed on the investment company as a result of the sale, or any express or implied terms, conditions or understandings applicable to the sale.
In addition to the entering into the New Advisory Agreement with the Company, on November 1, 2018, Franklin Resources, Inc. (“FRI”) purchased 6,097,561 shares of the Company’s Common Stock for an aggregate purchase price of $50 million and BSP purchased 4,878,049 shares of the Company’s Common Stock for an aggregate purchase price of $40 million. The shares acquired by BSP will be distributed to the current owners of BSP prior to the consummation of the Transaction. The sales of the Company’s Common Stock to BSP and FRI described above include “lock-up” provisions restricting sales of the Company’s Common Stock acquired thereunder until 365 days following the date that the Company’s Common Stock is listed on a national securities exchange and, in the event that the Transaction is not consummated, will provide customary registration rights to FRI.
There are no changes to the terms of the Existing Advisory Agreement in the New Advisory Agreement, including the fee structure and services to be provided.
A marked draft of the New Advisory Agreement against the Existing Advisory Agreement is attached as Appendix A to this Proxy Statement. At an in-person meeting of the Board held on October 22, 2018, the Board, including all of our independent directors, unanimously voted to approve the New Advisory Agreement, subject to the approval of Stockholders, and determined that entering into the New Advisory Agreement is in the best interests of the Company and Stockholders. The Board then recommended that Stockholders of the Company vote to approve the New Advisory Agreement. The 1940 Act requires that Stockholders approve the New Advisory Agreement between the Company and the Adviser in order for it to become effective.
Reasons for the Proposed Advisory Agreement
The 1940 Act requires that Stockholders approve the New Advisory Agreement prior to the Company entering into the New Advisory Agreement with the Adviser. Therefore, the Board has determined to submit the New Advisory Agreement Proposal for Stockholders’ consideration at the Special Meeting and recommends that you vote “FOR” its approval.

About the Adviser
The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the Company’s investment adviser pursuant to the Existing Advisory Agreement in accordance with the 1940 Act. The Adviser is wholly owned by BSP and will, upon the occurrence of the change of control, be indirectly wholly owned by Franklin Resources, Inc.
Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with approximately $26 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies, including private/opportunistic debt, structured credit, high yield, special situations, long-short liquid credit and commercial real estate debt. Based in New York, the BSP platform was established in 2008. For further information, please visit www.benefitstreetpartners.com.
Franklin Resources, Inc. (NYSE:BEN) is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Franklin Templeton Investments’ more than 650 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in over 30 countries, the California-based company has more than 70 years of investment experience and over $717 billion in assets under management as of September 30, 2018. For more information, please visit investors.franklinresources.com.
Summary of the New Advisory Agreement
Subject to the overall supervision of the Board, the Adviser oversees the Company’s day-to-day operations and provides the Company with investment advisory services. Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the Adviser, among other things: (1) determines the composition and allocation of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes; (2) identifies, evaluates and negotiates the structure of the investments made by the Company; (3) executes, monitors and services the Company’s investments; (4) determines the securities and other assets that the Company shall purchase, retain, or sell; (5) performs due diligence on prospective portfolio companies; and (6) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser’s services under the Existing Advisory Agreement may not be exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
In addition, under both the Existing Advisory Agreement and the New Advisory Agreement the Adviser is authorized to enter into one or more sub-advisory agreements with other investment advisers pursuant to which the Adviser may obtain the services of such sub-adviser(s) to assist the Adviser in fulfilling its responsibilities under the Existing Advisory Agreement. Specifically, the Adviser may retain a sub-adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.
Terms of the New Advisory Agreement
Base Management Fee
Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the base management fee is calculated at an annual rate of 1.5% of our average gross assets. Any unrealized appreciation or depreciation associated with a derivative contract, if any, increases or decreases, respectively, the Company’s gross assets. The base management fee is payable quarterly in arrears. Average gross assets are calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters. All or any part of the base management fee not taken as to any quarter is deferred without interest and may be taken in such other quarter as the Adviser will determine. However, any deferred base management fee must be taken within three calendar years of the date on which such fee was first payable by us. The base management fee for any partial month or quarter is appropriately pro-rated.

Incentive Fee
Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the incentive fee consists of two parts. The first part is referred to as the incentive fee on income and it is calculated and payable quarterly in arrears based on our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under an administration agreement with BSP and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The payment of the incentive fee on income is subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the value of our net assets at the end of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the incentive fee on income for each quarter is as follows:
•
No incentive fee on income is payable to the Adviser in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75%, or 7.00% annualized (the “Preferred Return”), on net assets;

•
100% of our Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser. This portion of our incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of our Pre-Incentive Fee Net Investment Income when our Pre-Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and

•
For any quarter in which our Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the incentive fee on income equals 20% of the amount of our Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

The second part of the incentive fee, referred to as the “incentive fee on capital gains during operations,” is an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to our liquidation and is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement, if earlier). This fee equals 20.0% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.
$58,774,529 in advisory fees were paid in the Company’s fiscal year ended December 31, 2017 under the Existing Advisory Agreement: $39,068,085 for the base fee, $19,706,444 for the income incentive fee and $0 for the capital gains incentive fee. Had the New Advisory Agreement been in effect during this period, the same fees would have been payable by the Company.
Indemnification under New Advisory Agreement
Like the Existing Advisory Agreement, the New Advisory Agreement provides that the Adviser and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent will be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Adviser, and the Adviser will be held harmless for any loss or liability suffered by the Company, if  (1) the Adviser has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (2) the Adviser was acting on behalf of or performing services for the Company, (3) the liability or loss suffered was not the result of negligence or misconduct by the Adviser or any of its affiliate’s acting as the Company’s agent and (4) the indemnification or agreement to hold the Adviser harmless is only recoverable out of the Company’s net assets and not from the Stockholders.
Duration and Termination of Advisory Agreement
The Existing Advisory Agreement had an initial two-year term expiring November 1, 2018 and would continue in effect from year to year if approved annually by the Board, including a majority of the Independent Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors. The Existing Advisory Agreement was most recently approved by the Board, including a majority of the Independent Directors, on August 7, 2018.
If the Stockholders approve the New Advisory Agreement, the New Advisory Agreement will similarly be in effect for an initial two-year term and will continue in effect from year to year thereafter if approved annually by the Board, including a majority of the Independent Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors.
Like the Existing Advisory Agreement, the New Advisory Agreement may be terminated by either party without penalty by delivering notice of termination upon not more than 60 days’ written notice to the other party and will automatically terminate in the event of its assignment.
Executive Officers and Directors of the Adviser
The principal executive officers of the Adviser are not expected to change as a result of the change of control of BSP and the Adviser. Information regarding the principal executive officers of the Adviser before and after the change of control is set forth below. The address of the Adviser and its executive officers is c/o Benefit Street Partners L.L.C., 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019. The Adviser was formed on June 15, 2010 and provides investment advisory services to the Company. The following are the executive officers of the Adviser and BSP:
Name	Principal Occupation/ Title with the Adviser or BSP	Position(s) with the Company (if any)
Thomas J. Gahan	President and Chief Executive Officer of the Adviser; Chief Executive Officer of BSP	N/A
Richard J. Byrne	President of BSP	Chief Executive Officer and President
David J. Manlowe	Chief Operating Officer of the Adviser and BSP	N/A
Michael E. Paasche	Senior Managing Director of BSP	N/A
Blair D. Faulstich	Managing Director of BSP	N/A
Leeor P. Avigdor	Director of BSP	Secretary
Corinne D. Pankovcin	Managing Director of BSP	Chief Financial Officer and Treasurer
Guy F. Talarico	N/A	Chief Compliance Officer
Recommendation of the Board
The Board just completed its review of the Adviser and the Existing Advisory Agreement under Section 15(c) of the 1940 Act at its August 7, 2018 meeting and renewed the Existing Advisory Agreement at that time. At the October 22, 2018 Board Meeting, the Board, including a majority of the Independent Directors, unanimously approved a recommendation to Stockholders to approve the New Advisory Agreement upon the occurrence of the Adviser Sale, which is expected to occur in early 2019. Accordingly, the Board of Directors unanimously recommended the Stockholders vote for Proposal 1 to approve the New Advisory Agreement.

In considering both the renewal of the Existing Advisory Agreement and approving the New Advisory Agreement, the Board considered the relative value of both agreements’ terms and the relative performance of the Company under the Existing Advisory Agreement as compared to a relevant peer group selected by the Adviser and approved by the Board.
In its annual review of the Existing Advisory Agreement, the Board noted that, the Existing Advisory Agreement’s terms were materially consistent with advisory contract terms of other externally managed BDCs. The Board believes that the fees charged pursuant to the Existing and New Advisory Agreements fall within the range of fees charged by advisers to a broad group of externally managed BDCs presented to the Board.
The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its Stockholders. The Board expects that, upon Stockholder approval of Proposal 1, the Adviser will continue providing the same level of services as it currently provides under the Existing Advisory Agreement. The Board was presented with information demonstrating that the New Advisory Agreement would enable the Stockholders to continue to obtain quality services at a cost that was fair and reasonable.
The Board noted that the terms of the New Advisory Agreement, including the fees payable thereunder, are identical to those of the Existing Advisory Agreement relating to the Company. The Board considered that the services to be provided and the standard of care under the New Advisory Agreement are the same as the Existing Advisory Agreement. The Board noted the Adviser Sale also does not alter the Adviser’s responsibilities and that the Adviser had indicated that it did not anticipate any material changes to the services provided to the Company as a result of the Adviser Sale.
In considering the New Advisory Agreement, the Board took into consideration (1) the nature, extent and quality of the advisory and other services provided by the Adviser under the Existing Advisory Agreement; (2) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (3) the Company’s projected expenses and expense ratio compared to BDCs with similar investment objectives; (4) any existing and potential sources of indirect income to the Adviser from its relationships with the Company and the profitability of those relationships; (5) information about the services to be performed and the personnel performing such services; (6) the organizational capability and financial condition of the Adviser and its affiliates; (7) the Adviser’s practices regarding the selection and compensation of brokers that may execute the Company’s portfolio transactions and the brokers’ provision of brokerage and research services to the Adviser; (8) the possibility of obtaining similar services from other third party service providers or through an internally managed structure; and (9) other factors the Board deemed to be relevant. The Board also specifically reviewed the qualifications and capabilities of Franklin Templeton to control BSP and to indirectly control the Adviser. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.
Nature, Extent and Quality of Services Provided
The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided under the New Advisory Agreement are identical to those services provided under the Existing Advisory Agreement. In particular, they noted that the Adviser had served as the Company’s investment advisor since its inception in 2011.
In considering the nature, extent and quality of the services to be provided by the Adviser, the Board considered the quality of the Adviser’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer. The Board noted that it had previously reviewed the Adviser’s registration on Form ADV, as well as the response of the Adviser to a detailed series of questions which included, among other things, information about the background and experience of the Adviser’s management and staff. The Board also considered its experience with the Adviser providing investment management services to the Company.
The Board also considered other services to be provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Advisor.
Experience of Management Team and Personnel
The Board discussed the experience of current key personnel of the Adviser. The Board considered that all of the current key portfolio management personnel of the Adviser are currently expected to continue their relationship with the Adviser following effectiveness of the New Advisory Agreement.
Comparison to Other Business Development Companies
The Board reviewed a detailed comparison of performance metrics of the Company and a sample of peer BDCs. In considering the appropriate performance metrics by which to benchmark the Company’s performance against its peers, the Board focused on certain factors that it believes are significant drivers of stockholder value. These metrics reflect the income generating potential of each BDC, its return on equity, its ability to cover its distribution payments from net investment income, the relative efficiency of its operations as reflected in its expense ratio, the impact of changes in net asset value, and the total return for a shareholder based upon a BDC’s distributions.
In addition to reviewing the appropriateness of the terms of the New Advisory Agreement and the relative performance of the Adviser and the Company, the Board considered the differentiated investment strategy of the Company, which focuses on generating both current income and capital appreciation through debt and equity investments. The Company invests primarily in senior secured loans, and to a lesser extent, mezzanine loans, unsecured loans and equity of predominantly private U.S. middle-market companies. The Company defines middle market companies as those with annual revenues up to $1 billion, although we may invest in larger or smaller companies. The Company also purchases interests in loans or corporate bonds through secondary market transactions. As of June 30, 2018, 80.8% of the Company’s portfolio was invested in senior secured loans.
Costs of Services Provided and Economies of Scale
The Board considered the costs incurred by the Company and the Adviser to provide services to the Company, the expected costs to be incurred by the Adviser, the profit that the Adviser may realize, and the Adviser’s financial condition following the Adviser Sale, including the resources of Franklin Templeton. Based on its review, the Board concluded that the Adviser is financially able to provide the Company with the services enumerated in the New Advisory Agreement. The Board also noted that it does not pay any other fees to the Adviser and that the Adviser does not derive any material indirect benefits from its relationship to the Company.
The Board considered the extent to which economies of scale may be realized as the Company grows and concluded that the management fees effectively capture the benefits of economies of scale.
Other Benefits
The Board considered certain indirect benefits received by the Adviser in connection with acting as Adviser to the Company, including reimbursements to the Adviser of allocable expenses under the Administration Agreement. The Board also considered indirect benefits to the Adviser and its affiliates expected to be derived from their relationships with the Company as a result of the Adviser Sale and noted that no additional benefits were reported by the Adviser or Franklin Templeton.
The Board concluded that the advisory fees are reasonable, taking into consideration these other indirect benefits.
Conclusion
No single factor was determinative of the Board’s decision to approve the New Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including all of the Independent Directors, determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of our Independent Directors, therefore determined that the approval of the New Advisory Agreement was in the best interests of the Company and its Stockholders.
Required Vote
Approval of the New Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of  (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions will have the same effect as a vote “AGAINST” Proposal 1. Broker non-votes will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Meeting and will have the same effect as a vote “AGAINST” Proposal 1 if the Company does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.
The Board unanimously recommends that you vote “FOR” the New Advisory Agreement Proposal to Approve the New Advisory Agreement between the Company and the Adviser, to take effect upon consummation of the Transaction with Franklin Templeton.
PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
The Stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.
If a quorum is not present at the Special Meeting, the Stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the proposals, the Stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other proposals.
If the adjournment proposal is submitted for a vote at the Special Meeting, and if the Stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of the proposals. If the adjournment proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from Stockholders that have previously voted against the relevant proposal.
The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
The Board unanimously recommends that you vote “FOR” this proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of November 5, 2018, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of the Company’s officers and directors; and

•
all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage(2)
Interested Directors:
Richard J. Byrne	—	—
Independent Directors:
Lee S. Hillman	—	—
Ronald J. Kramer	—	—
Leslie D. Michelson	11,763	*
Edward G. Rendell	—	—
Dennis M. Schaney	—	—
Officers (that are not directors):
Corinne D. Pankovcin	—	—
Leeor P. Avigdor	—	—
Guy F. Talarico	—	—
All directors and executive officers as a group	11,763	*

*
Less than 1%.

(1)
The business address of each individual or entity listed in the table is 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019.

(2)
Based on a total of 189,956,960 shares of common stock issued and outstanding on November 5, 2018.

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING
The Board knows of no other matter that is likely to come before the Special Meeting or that may properly come before the Special Meeting. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

Forward-Looking Statements
The statements in this Proxy Statement that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “seeks,” “strives,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to, the factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are requested to please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or to vote via the Internet or by telephone, so that you may be represented at the Special Meeting.
By Order of the Board of Directors,
/s/ Leeor P. Avigdor

Leeor P. Avigdor
Secretary of the Company
Dated: November 5, 2018
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A
INVESTMENT ADVISORY AND MANAGEMENT SERVICES AGREEMENT
This Investment Advisory and Management Services Agreement (the “Agreement”) is made as of [•], 2019, by and between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation (the “Company”), and BDCA ADVISER, LLC, a Delaware limited liability company (the “Adviser”).
WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “Investment Company Act”);
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to provide investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. Duties of the Adviser.
(a) Retention of Adviser.   The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth:
(i) in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time (the “Registration Statement”), if any, and/or the Company’s periodic reports filed with the SEC from time to time; and
(ii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws, in each case as amended from time to time,
(b) Responsibilities of Adviser.   Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:
(i) determine the composition and allocation of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;
(ii) identify, evaluate and negotiate the structure of the investments made by the Company;
(iii) execute, monitor and service the Company’s investments;
(iv) determine the securities and other assets that the Company shall purchase, retain, or sell;
(v) perform due diligence on prospective portfolio companies; and
(vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
(c) Power and Authority.   To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the

Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle or a special tax blocker vehicle, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicles and to make investments through such special purpose vehicles in accordance with applicable law and after full consideration of the additional upfront and recurring costs and taxes, and administrative requirements related to such special purpose vehicle. The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.
(d) Acceptance of Employment.   The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.
(e) Sub-Advisers.   The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.
(i) The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser.
(ii) Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.
(iii) Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Investment Advisers Act of 1940 (the “Advisers Act”), as well as other applicable federal and state law.
(f) Independent Contractor Status.   The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(g) Record Retention.   Subject to review by and the overall control of the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.
The following provisions in this Section 1 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(h) Administrator.   The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (an “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.

(i) Fiduciary Duty:   It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company stockholders under common law.
2. Company’s Responsibilities and Expenses Payable by the Company.
(a) Costs.   Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(b) below, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: expenses deemed to be “organization and offering expenses” of the Company for purposes of Conduct Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); amounts paid to third parties for administrative services; amounts paid to third party experts relating to the investigation and monitoring of the Company’s investments; the cost of calculating the Company’s net asset value; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; management and incentive fees payable pursuant to the investment advisory agreement; fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms), transfer agent and custodial fees, fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); federal and state registration fees; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and printing, mailing, independent accountants and outside legal costs.
The following provisions in this Section 2 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
Notwithstanding the foregoing, the Company shall not be liable for Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization Offering Expenses, exceeds the greater of  $125,000 and 1.5% of the aggregate gross proceeds from the offering of the Company’s securities (the “Offering Proceeds”). More specifically, the Company shall be obligated to reimburse the Adviser for all current and past Organization and Offering Expenses paid by the Adviser and not already reimbursed by the Company (the “Reimbursable O&O Expenses”) as follows:
(i) if the Offering Proceeds are $8,333,333.33 or less, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed $125,000; or
(ii) if the Offering Proceeds exceed $8,333,333.33, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed an amount equal to 1.5% of the Offering Proceeds or a maximum reimbursement of  $22,500,000, assuming the maximum offering size is $1,500,000,000.
(b) Limitations on Reimbursement of Expenses.   In addition to the compensation paid to the Adviser pursuant to Section 3, the Company shall reimburse the Adviser for all expenses of the Company incurred by the Adviser as well as the actual cost of goods and services used for or by the Company and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:
(i) rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and
(ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise).
(c) Periodic Reimbursement.   Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Company and the calculation of the reimbursement and shall deliver such statement to the Company prior to full reimbursement.
3. Compensation of the Adviser.   The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.
(a) Base Management Fee.   The Base Management Fee shall be calculated at an annual rate of one and one half percent (1.5%) of the Company’s average gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.
(b) Incentive Fee.   The Incentive Fee shall consist of two parts, as follows:
(i) The first part, referred to as the “Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the Incentive Fee on Income for each quarter is as follows:
(A) No Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% or 7.00% annualized (the “Preferred Return”) on net assets;
(B) 100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser. This portion of the company’s Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and
(C) For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

(ii) The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains During Operations,” shall be an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to the liquidation of the Company and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement, if earlier). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.
(iii) For purposes of Section 3(b),“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
(iv) Notwithstanding the foregoing, in no event will the Adviser’s compensation on the basis of a share of capital gains exceed 20% of the realized capital gains upon the funds of the Company over the life of the Company, computed net of all realized capital losses and unrealized capital depreciation.
4. Covenants of the Adviser.
(a) Adviser Status.   The Adviser covenants that it will register as an investment adviser under the Advisers Act and will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
The following provisions in this Section 4 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(b) Reports to Stockholders.   The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):
(i) Quarterly Reports.   Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.
(ii) Annual Report.   Within 120 days after the end of the Company’s fiscal year, an annual report containing:
(A) A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;
(B) A report of the activities of the Company during the period covered by the report;
(C) Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report;

(D) A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.
(iii) Previous Reimbursement Reports.   The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(b) for the previous fiscal year. The special report shall at a minimum provide:
(A) A review of the time records of individual employees, the costs of whose services were reimbursed; and
(B) A review of the specific nature of the work performed by each such employee.
(iv) Proposed Reimbursement Reports.   The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(b) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.
(v) Proposed Federal Income Tax Returns. Within 75 days after the end of the Company’s fiscal year, all information necessary for Stockholders’ to prepare their federal income tax returns.
(c) Reports to State Administrators.   The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.
(d) Reserves.   In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.
(e) Recommendations Regarding Reviews.   From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board of Directors, distribute pro rata to the stockholders funds received by the Company which the Adviser deems unnecessary to retain in the Company.
(f) Temporary Investments.   The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).
5. Brokerage Commissions.   Limitations on Fees; Period of Offering; Assessments
(a) Brokerage Commissions.   The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.
The following provisions in this Section 5 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(b) Limitations.   Notwithstanding anything herein to the contrary:
(i) All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 18% limitation.
(ii) The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.
6. Other Activities of the Adviser.   The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
7. Responsibility of Dual Directors, Officers and/or Employees.   If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.
8. Indemnification.
(a) Indemnification.   The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment advisor of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Investment Company Act, the charter of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.
The following provisions in this Section 8 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(b) Limitations on Indemnification.   Notwithstanding Section 8(a) to the contrary:
(i) the indemnification referred to in Section 8(a) shall only be provided to the extent that such indemnification would not be inconsistent the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time; and
(ii) the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:
(A) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;
(B) the Indemnified Party was acting on behalf of or performing services for the Company;
(C) such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and
(D) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.
Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
(A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
(B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
(C) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c) Advancement of Funds.   To the maximum extent permitted by law, the Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:
(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;
(ii) The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and
(iii) The Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification.
9. Effectiveness, Duration and Termination of Agreement.
(a) Term and Effectiveness.   This Agreement shall become effective as of the date first written above. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(b) Termination.   This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Company upon 60 days’ written notice to the Adviser, (i) upon the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the Company’s independent directors, or (b) by the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
The following provisions in this Section 9 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(c) Payments to and Duties of Adviser Upon Termination.
(i) After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement. If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.
(ii) The Adviser shall promptly upon termination:
(A) Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(B) Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and
(C) Cooperate with the Company to provide an orderly management transition.

(d) Miscellaneous Matters.   Without the approval of holders of a majority of the shares entitled to vote on the matter, the Adviser shall not: (i) amend the investment advisory agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. The Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.
(e) With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the Stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser. In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.
10. Conflicts of Interests and Prohibited Activities.   The following provisions in this Section 10 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.
(a) No Exclusive Agreement.   The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.
(b) Rebates, Kickbacks and Reciprocal Arrangements.
(i) The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.
(ii) The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Company’s common stock.
(c) Commingling.   The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs.
11. Notices.   Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
12. Amendments.   This Agreement may be amended by mutual consent. To the extent required by the Investment Company Act, material amendments of this Agreement will require the approval of a majority of the outstanding voting securities of the Company.
13. Certain Definitions.   For the purposes of this Agreement, the “approval of a majority of the outstanding voting securities” of the Fund means the affirmative vote, at a duly called and held meeting of shareholders of BDCA, (a) of the holders of 67% or more of the shares of BDCA present

(in person or by proxy) and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares of BDCA entitled to vote at the meeting are present in person or by proxy or (b) of the holders of more than 50% of the outstanding shares of BDCA entitled to vote at the meeting, whichever is less.
For the purposes of this Agreement, the term “approve at least annually” will be construed in a manner consistent with the Investment Company Act and any applicable guidance or interpretation of the Securities Exchange Commission or its staff.
14. Entire Agreement; Governing Law.   This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory and Management Services Agreement to be duly executed on the date above written.
BUSINESS DEVELOPMENT CORPORATION OF AMERICA
By:

Name: Richard J. Byrne
Title:  Chief Executive Officer and President
[Signature Page to Investment Advisory and Management Services Agreement]

BDCA ADVISER, LLC
By: BSP Acquisition I, LLC, its sole member
By:

Name: Thomas J. Gahan
Title:  Chief Executive Officer
[Signature Page to Investment Advisory and Management Services Agreement]

BUSINESS DEVELOPMENT CORPORATION OF AMERICA 9 WEST 57TH STREET, 49TH FLOOR SUITE 4920 NEW YORK, NY 10019 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com/BDCA or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E52533-S78156 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BUSINESS DEVELOPMENT CORPORATION OF AMERICA DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the New Advisory Agreement between the Company and the Adviser, to take effect upon the consummation of the Transaction ☐ ☐ ☐ with Franklin Templeton; and 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. ☐ ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com/BDCA. E52534-S78156 BUSINESS DEVELOPMENT CORPORATION OF AMERICA Special Meeting of Stockholders January 11, 2019 11:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Business Development Corporation of America (the "Company"), hereby appoints Richard J. Byrne and Leeor Avigdor, as proxy for the undersigned with full power of substitution, to attend the Special Meeting of Stockholders of the Company to be held at the Harmonie Club, 4 East 60th Street, New York, New York 10022, on January 11, 2019, commencing at 11:00 a.m. local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Special Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter. At the present time, the Board of Directors knows of no other matters to be presented at the Special Meeting. Continued and to be signed on reverse side